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                                                                    Exhibit 99.8


                                VOTING AGREEMENT


         THIS VOTING AGREEMENT (this "AGREEMENT") dated as of September 11, 2001, by and among Diebold, Incorporated, an Ohio corporation ("DIEBOLD"), and the individuals listed on SCHEDULE A attached hereto (each, a "SHAREHOLDER" and, collectively the "SHAREHOLDERS").

                                    RECITALS

         A. Simultaneously with the execution of this Agreement, Diebold, Diebold Acquisition Ltd., a company incorporated under the laws of British Columbia and a wholly owned subsidiary of Diebold ("SUB"), and Global Election Systems Inc., a company amalgamated under the laws of British Colombia ("GLOBAL"), have entered into an Arrangement Agreement and Plan of Arrangement (the "Arrangement Agreement"), which provides, among other things, for the exchange of all of the shares of Global's capital stock for shares of Diebold common stock and cash (the "ARRANGEMENT") upon the terms and subject to the conditions set forth therein.

         B. Each Shareholder is the record and beneficial owners of, and have the sole right to vote and dispose of that number of common shares of Global, no par value per share ("TARGET COMMON SHARES"), listed opposite each Shareholder's name on SCHEDULE A hereto.

         C. As an inducement and a condition to its entering into and delivering the Arrangement Agreement, Diebold has required that the Shareholders enter into this Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, respective covenants and agreements of the parties contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the parties hereto, intending to be legally bound hereby, agree as follows:

                             I. CERTAIN DEFINITIONS

         1.1 CAPITALIZED TERMS. Capitalized terms used in this Agreement and not defined herein shall have the respective meanings ascribed to such terms in the Arrangement Agreement.

         1.2 OTHER DEFINITIONS. For the purposes of this Agreement:

         "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" with respect to any securities means having "BENEFICIAL OWNERSHIP" of such securities (as determined pursuant to Rule 13d3 under the Exchange Act), including







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pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all Affiliates of such Person and all other Person with whom such Person would constitute a "GROUP" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

         "OWNED SHARES" means the Target Common Shares owned by a Shareholder on the date hereof, together with any other Target Common Shares or any other securities of Global entitled, or which may be entitled, to vote generally in the election of directors and any other Target Common Shares or such other securities which may hereafter be owned by a Shareholder.

         "TRANSFER" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

                             II. AGREEMENT TO VOTE

         2.1 AGREEMENT TO VOTE. Subject to the terms and conditions hereof, each Shareholder irrevocably and unconditionally agrees that until this Agreement is terminated pursuant to Section 5.1, at any meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of the Target Common Shareholders, however called, or in connection with any written consent of the Target Common Shareholders, such Shareholder shall vote, or cause to be voted (including by written consent, if applicable) all Owned Shares of such Shareholder (i) in favor of the Arrangement, the execution and delivery by Global of the Arrangement Agreement, the approval and adoption of the Arrangement and the terms thereof, the approval of each of the other actions contemplated by the Arrangement Agreement and this Agreement and any other actions that could be required in furtherance thereof and hereof, (ii) in favor of the Share Issuance, and (iii) against any proposed action by Global, the Target Common Shareholders or any other Person the result of which action could impede, prevent, interfere with or delay completion of the Arrangement, the Share Issuance or any of the transactions contemplated by the Arrangement Agreement or this Agreement. Until such time as the Arrangement Agreement is terminated, the Shareholders shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent or violative of this
Section 2.1.

                      III. REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder represents and warrants to Diebold that the following statements






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are as of the date of this Agreement, and will be, as of the date of the
Extraordinary General Meeting, true and correct:

         (a) Such Shareholder has all necessary power and authority to enter into, execute and deliver this Agreement and to perform all of his obligations hereunder.

         (b) This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a legal, valid and binding agreement of such Shareholder enforceable by Diebold against such Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (c) Such Shareholder is the record holder and beneficial owner of the Owned Shares which, as of the date hereof, are set forth on SCHEDULE A hereto opposite such Shareholder's name, and except as provided in this Agreement, has full and unrestricted power to dispose of and vote all such Owned Shares. Each Shareholder has good and marketable title thereto, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever. Such Owned Shares constitute all of the capital stock of Global that is Beneficially Owned by such Shareholder, and except for the Owned Shares and Target Common Shares issuable upon exercise of Target Stock Options held by such Shareholder (as set forth in SCHEDULE A to this Agreement), neither such Shareholder nor any of his respective Affiliates Beneficially Owns or has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Target Common Shares or any securities convertible into Target Common Shares.

         (d) None of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's Properties or assets (including the Owned Shares) may be bound, or
(B) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Shareholder or any of his respective Properties or assets.




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         (e) No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.

         (f) Such Shareholder understands and acknowledges that Diebold is entering into, the Arrangement Agreement, and is incurring the obligations set forth therein, in reliance upon the Shareholders' execution and delivery of this Agreement.

         3.2 REPRESENTATIONS AND WARRANTIES OF DIEBOLD. Diebold represents and warrants to the Shareholders that the following statements are as of the date of this Agreement, and will be, as of the date of the Extraordinary General Meeting true and correct:

         (a) Diebold is a corporation duly incorporated and validly existing under the laws of the State of Ohio.

         (b) Diebold has all necessary corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement and the Arrangement Agreement by Diebold and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the board of directors of Diebold and no other corporate proceedings on the part of Diebold or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement or the Arrangement Agreement or the consummation of the transactions contemplated hereby or thereby.

         (c) This Agreement has been duly and validly executed and delivered by Diebold and constitutes a legal, valid and binding agreement of Diebold enforceable against Diebold in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                       IV. COVENANTS OF THE SHAREHOLDERS

         4.1 GENERAL. Each Shareholder covenants and agrees with Diebold that, during the period commencing the date hereof and ending on the date this Agreement is terminated under Article V hereof:

         (a) Such Shareholder will not take any act, directly or indirectly, which may in any way adversely affect in any respect the successful consummation of the Arrangement or the Share Issuance;





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         (b) Such Shareholder will not, directly or indirectly: (i) Transfer to any Person any or all Owned Shares; or (ii) grant any proxies or powers of attorney, rights or privileges (whether by law, preemptive or contractual), with respect to Owned Shares, deposit any Owned Shares into a voting trust or enter into a voting agreement, understanding or arrangement with respect to Owned Shares except as provided in Section 2.1;

         (c) Such Shareholder will promptly notify Diebold in writing upon any representation or warranty of such Shareholder contained in this Agreement becoming untrue or incorrect in any respect during the term of this Agreement and for the purposes of this provision, each representation and warranty shall be deemed to be given at and as of all times during such term (irrespective of any language which suggests that it is only being given as at a particular date); and

         (d) Such Shareholder will execute and deliver such other documents and instruments and take such further actions as may be necessary or appropriate or as may be reasonably requested by Diebold in order to ensure that Diebold receives the full benefit of this Agreement.

         4.2 AMENDMENT TO THIS AGREEMENT. In the event that Global, Diebold and Sub enter into an amendment to the Arrangement Agreement, the Shareholders covenant and agree with Diebold to enter into an amendment to this Agreement in accordance with Section 6.7 that shall reflect, to the extent appropriate, the terms of such amended Arrangement Agreement.

                                 V. TERMINATION

         5.1 TERMINATION. This Agreement shall be terminated upon the earliest of (i) the Effective Time, (ii) the termination of the Arrangement Agreement pursuant to the rights to terminate set forth in Section 6.1 thereof; provided, however, that no such termination in connection with which Diebold is or may be entitled to the payment specified in Section 6.2(b) of the Arrangement Agreement shall be effective until such time as Diebold has been paid the amount which it is entitled pursuant to Section 6.2 of the Arrangement Agreement, and (iii) with respect to a particular Shareholder upon a written election to terminate delivered to Diebold from such Shareholder following the execution of any amendment to the Arrangement Agreement that would result in a material reduction in the value of the Exchange Consideration.

         5.2 EFFECT OF TERMINATION. Upon termination of this Agreement, the covenants, agreements and obligations of all the parties shall terminate and become void without further action by any party except for the provisions of this Section 5.2 and Article VI, which shall survive such termination.






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                                  VI. GENERAL

         6.1 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and, unless otherwise provided in this Agreement, shall be deemed to have been duly given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, or (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; PROVIDED, that any notice received by telecopy or otherwise at the addressee's location on any business day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next business day. Any party to this Agreement shall notify any other party of any changes to its address:

         If to a Shareholder:
         -------------------

         At the address of such Shareholder listed on the signature page hereto.

         If to Diebold:
         -------------

         Diebold, Incorporated
         5995 Mayfair Road
         P.O. Box 3077
         North Canton, Ohio 44720-8077
         Facsimile No.: (330) 490-4555
         Attention:   Gregory T. Geswein,
                      Senior Vice President and
                      Chief Financial Officer

         and

         Diebold, Incorporated
         5995 Mayfair Road
         P.O. Box 3077
         North Canton, Ohio 44720-8077
         Facsimile No.: (330) 490-4450
         Attention:   Warren W. Dettinger,
                      Vice President and General Counsel















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         with copies to (which shall not constitute notice):
         --------------------------------------------------

         Jones, Day, Reavis & Pogue
         599 Lexington Avenue
         New York, New York 10022
         Facsimile No.: (212) 755-7306
         Attention:  Thomas W. Bark

         and

         Fasken Martineau DuMoulin LLP
         2100-1075 West Georgia Street
         Vancouver, British Columbia
         Canada V6E 3G2
         Facsimile No.: (604) 631-3232
         Attention:  Lata Casciano

         6.2 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer third-party beneficiary rights upon any Person.

         6.3 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held to be invalid, illegal or unenforceable in any respect for any reason under any present or future Law, public policy or order, (i) such provision will be fully severable and (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out to the maximum extent possible, so far as may be valid and enforceable, the intent and purpose of such invalid provision, PROVIDED, HOWEVER that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         6.4 ASSIGNMENT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto, in whole or part (whether by operation of law or otherwise), without the prior written consent of the other party hereto and any attempt to do so will be void; provided that Diebold may assign its rights and obligations under this Agreement to any Affiliate of Diebold.

         6.5 SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns, heirs, administrators, executors and legal representatives.






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         6.6 INTERPRETATION. When a reference is made in this Agreement to
Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the gender and neuter genders of such term. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented and attachments thereto and instruments incorporated therein. References to a Person are also to its successors and permitted assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed to also to refer to any amendments thereto and all rules and regulations promulgated thereunder, unless the context requires otherwise.

         6.7 AMENDMENTS. This Agreement may not be amended or supplemented except by written agreement signed by all of the parties to this Agreement.

         6.8 FEES AND EXPENSES. Each of the parties shall pay its own fees and expenses (including, without limitation, the fees and expenses of financial consultants, investment bankers, accountants and counsel) in connection with the entry into of this Agreement and the consummation of the transactions contemplated hereby.

         6.9 SCHEDULES. SCHEDULE A hereto shall for all purposes form an integral part of this Agreement.

         6.10 ENTIRE AGREEMENT. This Agreement, including SCHEDULE A hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, representations and warranties, and discussions, whether oral or written, among the parties hereto, with respect to the subject matter hereof. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter of this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement.







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         6.11 TIME OF ESSENCE. Time shall be of the essence in this Agreement.

         6.12 REMEDIES CUMULATIVE. Except as otherwise herein provided, the rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

         6.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         6.14 EXECUTION. This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

         6.15 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a)
(a) This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the substantive Laws of the State of Delaware, without giving effect to the principles of conflict of Laws thereof.

         (b) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any state or federal court located in the State of Delaware (each, a "DELAWARE COURT"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement or any Transaction Document, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in a Delaware Court.

         (c) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a Delaware Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

         (d) No party may move to (i) transfer any such suit, action or proceeding from a Delaware Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a Delaware Court with a suit, action or proceeding in another jurisdiction unless such motion seeks solely and exclusively to consolidate such suit, action or proceeding in a Delaware Court, or (iii) dismiss any such suit, action or proceeding brought in a Delaware Court for the purpose of bringing or defending the same in another jurisdiction.





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         (e) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a Delaware Court,
(ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in a Delaware Court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by Law. Notwithstanding the foregoing, this
Section 6.15(e) will not apply to (x) any suit, action or proceeding by a party seeking indemnification or contribution pursuant to this Agreement or otherwise in respect of a suit, action or proceeding against such party by a third party if such suit, action or proceeding by such party seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such party or (y) any suit, action or proceeding by a party seeking to enforce an Order of a Delaware court.

         6.16 SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction or injunctions restraining any violation or threatened violation of the provisions of this Agreement and to enforce specifically the terms and provisions hereof. In the event that any action should be brought in equity to enforce the provisions of this Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at Law.

         6.17 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
















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         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first above written.

                                     DIEBOLD CORPORATION


                                     By:_____________________________________
                                        Gregory T. Geswein
                                        Senior Vice President and
                                        Chief Financial Officer



                                     ________________________________________
                                            [Name of Shareholder]

                                     Notice Address: ________________________
                                                     ________________________
                                                     ________________________
                                     Facsimile No.:  ________________________


                                     ________________________________________
                                            [Name of Shareholder]

                                     Notice Address: ________________________
                                                     ________________________
                                                     ________________________
                                     Facsimile No.:  ________________________


                                     ________________________________________
                                            [Name of Shareholder]

                                     Notice Address: ________________________
                                                     ________________________
                                                     ________________________
                                     Facsimile No.:  ________________________




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                                                                      SCHEDULE A


                                   NUMBER OF                       TARGET
     SHAREHOLDER             TARGET COMMON SHARES               STOCK OPTIONS

    ____________               _________________              _________________
    ____________               _________________              _________________
    ____________               _________________              _________________